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                                                                       Exhibit 8




Key Bank USA, National Association
127 Public Square
Cleveland, Ohio  44114-1306

                      Re: KeyCorp Student Loan Trust 1996-A
                          Asset Backed Certificates and
                          Asset Backed Notes
                          ---------------------------------
Dear Sirs:

                  We have acted as special tax counsel for KeyCorp Student Loan Trust 1996-A, a New York business trust (the "Trust"), and Key Bank USA, National Association, a national banking association ("Key Bank"), in connection with (i) the issuance and sale of Floating Rate Asset Backed Notes (the "Notes"), to be issued pursuant to an Indenture (the "Indenture"), between the Trust and Bankers Trust Company, as Trustee; and (ii) the issuance and sale of Floating Rate Asset Backed Certificates (the "Certificates"), to be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), between Key Bank and The First National Bank of Chicago, as Eligible Lender Trustee. Capitalized terms not otherwise defined herein are used as defined in a Sale and Servicing Agreement (the "Sale and Servicing Agreement"), among the Trust, as Issuer, Key Bank as Seller, and Pennsylvania Higher Education Assistance Agency, as Servicer.

                  In that capacity, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the preliminary prospectus, as included as part of the registration statement on Form S-1 (Registration No. 333-4274), as amended, as filed with the Securities and Exchange Commission (the "Registration Statement"), (b) the Indenture, (c) the Sale and Servicing Agreement, and (d) the Trust Agreement.


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Key Bank USA, National Association
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                  Based upon the foregoing, we hereby confirm that the
statements set forth in the prospectus forming a part of the Registration Statement under the heading "MATERIAL TAX CONSEQUENCES" accurately reflect our opinion.

                  We know that we are referred to under the headings "MATERIAL TAX CONSEQUENCES" and "LEGAL MATTERS" in the prospectus, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8 thereto.

                                                     Very truly yours,



                                                     JONES, DAY, REAVIS & POGUE